UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2017

EMERGENT CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)             As previously disclosed by Emergent Capital, Inc. (the “Company”), on September 15, 2017, the Company entered into a Mediation Agreement (the “Mediation Agreement”) with Antony Mitchell, the Company’s Chief Executive Officer and a member of its Board of Directors (the “Board”). On October 23, 2017, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Mitchell, pursuant to which Mr. Mitchell resigned from the position of Chief Executive Officer of the Company and its subsidiaries and from the Board effective October 23, 2017.  Except as otherwise provided therein, the Separation Agreement supersedes the terms all other agreements between Mr. Mitchell and the Company, including the employment agreement dated as of November 8, 2010 between the Company and Mr. Mitchell.

The foregoing descriptions of the Mediation Agreement and the Separation Agreement are qualified in their entirety by reference to such agreements, which are filed as Exhibit 10.1 to the Current Report on Form 8-K filed on September 21, 2017 and as Exhibit 10.1 attached hereto, respectively, and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated as of October 23, 2017 between Emergent Capital, Inc. and Antony Mitchell.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated as of October 23, 2017 between Emergent Capital, Inc. and Antony Mitchell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT CAPITAL, INC.

Dated: October 23, 2017	By:	/s/ Miriam Martinez
Miriam Martinez Chief Financial Officer